Exhibit 5

LOCK-UP AGREEMENT

August 31, 2010

SouFun Holdings Limited

8/F, Tower 3, Xihuan Plaza

1 Xizhimenwai Street, Xicheng District

Beijing 100044, China

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

USA

and

Goldman Sachs (Asia) L.L.C.

68/F Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As Representatives of the

Several Underwriters

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., and Goldman Sachs (Asia) L.L.C., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SouFun Holdings Limited (the “Company”) and the Vincent Mo Shareholders, and the Selling Shareholders named therein, providing for the public offering by the Underwriters, including the Representatives, of American depositary shares (“ADSs”) representing Class A ordinary shares, par value HK$1.00 per Class A ordinary share (the “Ordinary Shares”) of the Company (the “Public Offering”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of each of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, purchase any option or contract to sell (including any short sale), grant any option, right or warrant to purchase or otherwise dispose of any ADSs or Ordinary Shares of the Company (including, without limitation, Ordinary Shares of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, Ordinary Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for ADSs or Ordinary Shares) or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, or enter into any Hedging Transaction (as defined below) relating to the ADSs or Ordinary Shares (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging

Transaction (as defined below) or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the ADSs or Ordinary Shares whether such Hedging Transaction is to be settled by delivery of ADSs, Ordinary Shares, other securities, in cash or otherwise.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last seventeen days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the eighteen-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (A) the Ordinary Shares pursuant to the Call Option Agreement dated as of August 13, 2010 by and between the undersigned and Next Decade Investments Limited, (B) the ADSs and the Ordinary Shares represented thereby to be sold by the undersigned pursuant to the Underwriting Agreement, (C) ADSs, the Ordinary Shares or any other securities of the Company that are acquired by the undersigned in the open market after the completion of the Public Offering, (D) ADSs, the Ordinary Shares or other securities of the Company (i) as a bona fide gift or gifts (ii) by will or intestacy, (iii) by distribution to partners, members or shareholders of the undersigned, or (iv) to an affiliate or affiliates of the undersigned, including any wholly-owned subsidiary of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (D), each donee, distributee or transferee shall execute and deliver to each of the Representatives a lock-up letter in the form of this paragraph.  In addition, the undersigned may (x) exercise any option or warrant to purchase ADSs or the Ordinary Shares, provided that the exercise price for such ADSs or Ordinary Shares is fully paid, and provided, further, that the ADSs and the Ordinary Shares obtained upon such exercise shall be subject to the applicable provisions of this Lock-Up Agreement, and (y) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act of 1934, as amended, for the transfer of ADSs and the Ordinary Shares, provided that such plan does not provide for the transfer of ADSs and the Ordinary Shares during the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Ordinary Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Ordinary Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.  In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement concurrently with the termination of the Underwriting Agreement.  Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to September 30, 2010, this Lock-Up Agreement shall be of no further force or effect.  In addition, this Lock-Up Agreement shall automatically terminate upon the earlier of (i) the date on which the Company files an application to withdraw, and the SEC consents to the withdrawal of, the registration statement relating to the Public Offering and (ii) the date the Company deregisters all of the securities covered by the registration statement relating to the Public Offering.

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SIGNED BY HUNT 7-A GP LIMITED
as general partner of
HUNT 7-A GUERNSEY L.P. INC

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director

SIGNED BY HUNT 7-A GP LIMITED
as general partner of
HUNT 7-B GUERNSEY L.P. INC

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director

SIGNED BY HUNT 6-A GP LIMITED
as general partner of
HUNT 6-A GUERNSEY L.P. INC

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director